NEWS RELEASE
FOR IMMEDIATE RELEASE

RUBY TUESDAY ANNOUNCES SECOND QUARTER FISCAL 2015 SAME- RESTAURANT SALES AND GUEST COUNTS

MARYVILLE, TN – December 16, 2014 – Ruby Tuesday, Inc. (NYSE: RT) today announced same-restaurant sales and guest count results for the second fiscal quarter ended December 2, 2014.  Same-restaurant sales for the quarter decreased 1.0% at Company-owned Ruby Tuesday restaurants driven by a same-restaurant guest count decline of 1.3% compared to the same quarter of the prior fiscal year.  This compares to same-restaurant sales guidance provided on October 8, 2014, of up 1% to 2% for the second quarter.   In light of these results, we expect to update fiscal year 2015 same-restaurant sales guidance when we announce full second quarter earnings on January 8, 2015.

JJ Buettgen, Chairman of the Board, President and CEO, commented, "Although our second quarter same-restaurant guest count performance was in line with the Knapp TrackTM industry benchmark, our same-restaurant sales results fell short of our expectations.”

The Company will release full second quarter fiscal 2015 earnings on January 8th and will review fiscal year 2015 guidance at that time.  Earnings will be released following the close of financial markets on January 8, 2015 and the company will host a conference call at 5:00 p.m. Eastern Time that afternoon.  The call will be available live and archived on the Investor Relations page at the following website:

www.rubytuesday.com

ABOUT RUBY TUESDAY

Ruby Tuesday, Inc. has 749 Company-owned and/or franchise Ruby Tuesday brand restaurants in 45 states, the District of Columbia, 12 foreign countries, and Guam, in addition to 27 Company-owned and/or franchise Lime Fresh brand restaurants in five states and the District of

Columbia.  As of September 2, 2014, we owned and operated 666 Ruby Tuesday restaurants and franchised 83 Ruby Tuesday restaurants, comprised of 31 domestic and 52 international restaurants.  We also owned and operated 20 Lime Fresh restaurants and franchised seven Lime Fresh restaurants.    Our Company-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic, and Midwest of the United States, which we consider to be our core markets.

Ruby Tuesday, Inc. is traded on the New York Stock Exchange (Symbol:  RT).
For more information, contact:
Jill Golder, EVP and Chief Financial Officer
Phone:  865-379-5700

Special Note Regarding Forward-Looking Information

This press release contains various forward-looking statements, which represent our expectations or beliefs concerning future events, including one or more of the following:  future financial performance (including our estimates of annual growth in same-restaurant sales, average annual sales per restaurant, operating margins, expenses and other items), future capital expenditures, the effect of strategic initiatives (including statements related to cost savings initiatives and the benefits of our television marketing), the opening or closing of restaurants by us or our franchisees, sales of our real estate or purchases of new real estate, future borrowings and repayments of debt, availability of financing on terms attractive to the Company, compliance with financial covenants in our debt instruments, payment of dividends, stock and bond repurchases, restaurant acquisitions, and changes in senior management and in the Board of Directors.  We caution the reader that a number of important factors and uncertainties could, individually or in the aggregate, cause our actual results to differ materially from those included in the forward-looking statements, including, without limitation, the following: general economic conditions; changes in promotional, couponing and advertising strategies; changes in our customers’ disposable income; consumer spending trends and habits; increased competition in the restaurant market; laws and regulations affecting labor and employee benefit costs, including further potential increases in state and federally mandated minimum wages, and healthcare reform; the impact of pending litigation; customers’ acceptance of changes in menu items; changes in the availability and cost of capital; potential limitations imposed by debt covenants under our debt instruments; weather conditions in the regions in which Company-owned and franchised restaurants are operated; costs and availability of food and beverage inventory, including supply and delivery shortages or interruptions; significant fluctuations in energy prices; security breaches of our customers’ or employees’ confidential information or personal data or the failure of our information technology and computer systems; our ability to attract and retain qualified managers, franchisees and team members; impact of adoption of new accounting standards; impact of food-borne illnesses resulting from an outbreak at either one of our restaurant concepts or other competing restaurant concepts; and effects of actual or threatened future terrorist attacks in the United States.